Exhibit 3.1.99

ARTICLES OF INCORPORATION

OF

OUTBACK OF WALDORF, INC.

(A CLOSE CORPORATION)

THIS IS TO CERTIFY:

FIRST: That I, the subscriber JOHN F. MUDD, of P.O. Box 310, 106 St. Mary’s Avenue, La Plata, Maryland 20646, being of full legal age, do under and by virtue of the General Laws of the State of the State of Maryland authorizing the formation of corporations, hereby intend to form a corporation.

SECOND: The name of the corporation (which is hereinafter called the Corporation) is:

OUTBACK OF WALDORF, INC.

THIRD: That the Corporation is a Close Corporation pursuant to Title 4 of the Corporations & Association Article of Annotated Code of Maryland.

FOURTH: The purposes for which the Corporation is formed and the business or objects to be carried on or promoted by it are as follows:

(a) To erect, construct, establish, purchase, lease, and otherwise acquire, and to hold, use, equip, outfit, supply, service, maintain, operate, sell, and otherwise dispose of, restaurants, inns, taverns, cafes, cafeterias, grills, automats, buffets, diners, delicatessens, lunch rooms, coffee shops, fountains, bakeries, kitchens, bars, saloons, cocktail lounges, banquet halls, catering establishments, concessions, and other eating and drinking places and establishments of every kind and description, and checkrooms, newsstands, and cigar, cigarette, and tobacco stands and stores, and generally to conduct the business of restauranteurs, caterers, innkeepers, tobacconists, bakers, butchers, cooks, concessionaires, and purveyors, suppliers, preparers, servers, and dispensers of food and drink; and to engage in all activities, to render all services, and to buy, sell, use, handle, and deal in all fixtures, machinery, apparatus, equipment, accessories, tools, materials, products, and merchandise incidental or related thereto, or of use therein.

To manufacture, produce, treat, purchase, and otherwise acquire, cook, bake, and otherwise prepare, can, bottle, and otherwise package, and exchange, distribute, sell, and otherwise dispose of, handle, market, store, import, export, deal and trade in and with confections, extracts, syrups, food, and food products of every kind and description, coffee, tea, cocoa, wines, liquors, ale, beer, sodas, and other drinks and beverages of every kind and description, ice cubes, crushed and block ice, cigars, cigarettes, tobacco, and smoking supplies; and products, books, newspapers, magazines, and other publications, and all similar, kindred, and allied articles, products, and merchandise.

(b) To do any other lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland.

FOURTH: The post office address of the place at which the principal office of the Corporation will be located is 3010 Crain Highway, Waldorf, Maryland 20601. The resident agent of the Corporation is Ann E. Rydzewski, whose mailing and street address is 19557 Ridge Heights Drive, Gaithersburg, Maryland 20879. Said resident agent is a citizen of the State of Maryland, and actually resides therein.

FIFTH: The number of Directors shall be one, which number may be increased pursuant to the By-Laws of the Corporation, but in no event shall the number of Directors be less than the number of Stockholders. Paul E. Avery shall serve as Director until the first annual meeting or until his successor is duly chosen and qualified.

SIXTH: The total amount of the authorized capital stock of the Corporation is 1,000 shares with a par value of $1.00 each, all of one class, having an aggregate par value of $1,000.00.

SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and its stockholders:

A. Pursuant to the provisions of Title 4 of the Corporations & Associations Article of the Maryland Code, the stockholders of the Corporation are hereby empowered to authorize the issuance, from time to time, of shares of its stock of any class, whether now or hereafter authorized, for such consideration as the stockholders may deem advisable.

B. The stockholders may, at any time and from time to time, adopt or discontinue, in whole or in part, one or more pension or profit-sharing plans for the benefit of all or any class or classes of its employees (including its officers); provided, however, that no such plan shall be adopted without the unanimous approval of all stockholders, nor shall any such plan, once adopted, be amended without like approval, if the effect of such amendment would be to increase materially the cost to the corporation of such plan.

C. Any stockholder, individually, or any firm of which any stockholder may be a member, or any corporation or association of which any stockholder may be an officer or director, or in which any stockholder may have an interest as the holder of any amount of its capital stock, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; and in the absence of fraud, no contract or other transaction shall be effected by such interest, or invalidated; provided that in case a stockholder, or a firm in which a stockholder is a member, is so interested, such fact shall be disclosed to the other stockholders of the corporation and all the stockholders authorize, approve or ratify the contract or transaction.

D. Except as required by Section 4-504(b) of the Corporations and Associations Article of the Annotated Code of Maryland, or any other provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority, or other designated portion, of the shares of stock of each class, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of stock outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

E. If any shares of stock of the corporation having a par value shall be issued for money for an amount in excess of the par value of such, shares, or shall be issued for a consideration or considerations other than money (including in such other considerations, consideration consisting partly of money) having a value as determined by the stockholders, in excess of the par value of said shares, then the excess over the par value of said shares of such money or of the value so determined of any other consideration received, shall, unless the stockholders shall otherwise determine, be deemed to constitute surplus and shall be available for the payment of dividends or other corporate purposes; but nothing herein contained shall be deemed or taken to indicate or imply that any such excess or any part hereof shall constitute either earnings or earned surplus of the corporation.

F. No officer of the corporation shall be liable to the Corporation or to its stockholders for money damages except (1) to the extent that it is proved that such officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to such officer is entered in a proceeding based on a finding in the proceeding that such officer’s action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) intentionally wrongful, willful or malicious and, in each such case, was material to the cause of action adjudicated in the proceeding.

G. The corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms of any of its outstanding stock by classification, reclassification, or otherwise, but no such amendment which changes the terms of any of the outstanding stock shall be valid unless such change and the terms thereof shall have been authorized by all of the holders of shares of such stock at the time outstanding, by vote at a meeting or in writing with or without a meeting, as required by Corporations and Associations, Section 4-504.

EIGHTH: The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, we have signed these Articles of Incorporation this 19th day of May, 1994.

WITNESS:

/s/ John F. Mudd
JOHN F. MUDD

STATE OF MARYLAND, COUNTY OF CHARLES, TO WIT:

I HEREBY CERTIFY that on this 19th day of May, 1994, before me, the subscriber, a Notary Public of the State and County aforesaid, personally appeared John F. Mudd and duly acknowledged the foregoing Articles of Incorporation to be his act.

AS WITNESS my hand and Notarial Seal.

/s/ Notary
Notary Public

My Comm. Expires:

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